UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

Resource Real Estate Opportunity REIT II, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 000-55430

Maryland	80-0854717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address , if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information in this Report set forth under Item 2.03 regarding the financing arrangements into which Resource Real Estate Opportunity REIT II, Inc. (the “Company”) entered is incorporated herein by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

Canterwood Mortgage Loan

On April 14, 2016, the Company, through a wholly owned subsidiary, entered into a seven-year secured mortgage loan with Allstate Life Insurance Company, an unaffiliated lender, for borrowings of approximately $37.3 million secured by Canterwood (the “Canterwood Mortgage Loan”). The Canterwood Mortgage Loan matures on May 1, 2023. The Canterwood Mortgage Loan bears interest at a fixed rate of 3.89%. Monthly payments are initially interest only. Beginning on June 1, 2019, monthly payments will also include repayments of principal. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. The Company may prepay the Canterwood Mortgage Loan in full at any time (1) after May 1, 2018 and until May 1, 2019 upon payment of a prepayment premium equal to the greater of (a) 1% of the principal amount prepaid and (b) the yield maintenance amount; (2) after May 1, 2019 until May 1, 2022 upon payment of a prepayment premium equal to 1% of the principal amount prepaid; and (3) after May 1, 2022 with no prepayment premium.

Fox Ridge Mortgage Loan

On April 14, 2016, the Company, through a wholly owned subsidiary, entered into a seven-year secured mortgage loan with Allstate Life Insurance Company, an unaffiliated lender, for borrowings of approximately $40.2 million secured by Fox Ridge (the “Fox Ridge Mortgage Loan”). The Fox Ridge Mortgage Loan matures on May 1, 2023. The Fox Ridge Mortgage Loan bears interest at a fixed rate of 3.89%. Monthly payments are initially interest only. Beginning on June 1, 2019, monthly payments will also include repayments of principal. Any remaining principal balance and all accrued and unpaid interest and fees will be due at maturity. The Company may prepay the Fox Ridge Mortgage Loan in full at any time (1) after May 1, 2018 and until May 1, 2019 upon payment of a prepayment premium equal to the greater of (a) 1% of the principal amount prepaid and (b) the yield maintenance amount; (2) after May 1, 2019 until May 1, 2022 upon payment of a prepayment premium equal to 1% of the principal amount prepaid; and (3) after May 1, 2022 with no prepayment premium.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE REAL ESTATE OPPORTUNITY REIT II, INC.

Dated: April 20, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman
Chief Executive Officer
(Principal Executive Officer)